UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934 (1)

Date of Report (Date of earliest event reported): April 30, 2010

ALLBRITTON COMMUNICATIONS COMPANY

(Exact name of registrant as specified in its charter)

Commission file number: 333-02302

Delaware	74-1803105
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification no.)

1000 Wilson Boulevard

Suite 2700

Arlington, VA 22209

(Address of principal executive offices, including zip code)

(703) 647-8700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14k-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

(1)	Pursuant to Section 15(d) of the Securities Exchange Act of 1934, the Company’s duty to file reports is automatically suspended as a result of having fewer than 300 holders of record of each class of its debt securities outstanding as of October 1, 2009, but the Company agreed under the terms of certain long-term debt to continue these filings in the future.

Item 1.01	Entry into a Material Definitive Agreement

On April 30, 2010, Allbritton Communications Company (the “Company”) announced that it closed its private placement offering of $455 million aggregate principal amount of 8% Senior Notes due May 15, 2018 (the “2018 Notes”). The 2018 Notes were issued under an indenture entered into between the Company and U.S. Bank National Association, as trustee. Attached hereto are the Indenture and Registration Rights Agreement associated with the 2018 Notes. The foregoing is qualified by reference in its entirety to such exhibits.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

4.1	Indenture dated as of April 30, 2010 between the Company and U.S. Bank National Association, as trustee, relating to the 8% Senior Notes due 2018.

10.1	Registration Rights Agreement dated as of April 30, 2010 among the Company, Deutsche Bank Securities Inc. and Banc of America Securities LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ALLBRITTON COMMUNICATIONS COMPANY
(Registrant)

May 3, 2010		/S/ STEPHEN P. GIBSON
Date	Name:	Stephen P. Gibson
	Title:	Senior Vice President and Chief Financial Officer